Exhibit 99.1

News Release

Standard Pacific Corp. Reports 2010 Third Quarter Results

IRVINE, CALIFORNIA, October 26, 2010. Standard Pacific Corp. (NYSE:SPF) today announced operating results for its third quarter ended September 30, 2010.

2010 Third Quarter Highlights and Comparisons to the 2009 Third Quarter

•	Net income of $4.5 million vs. a net loss of $23.8 million

•	2010 net income of $5.5 million*, excluding $1.0 million charge related to debt repurchase

•	Earnings per share of $0.02 vs. a loss per share of $0.10

•	Homebuilding revenues of $207.5 million, down 37% from $327.4 million

•	599 new home deliveries (excluding joint ventures), down 33% from 893 homes

•	Average home price of $345,000, up 14% from $302,000

•	Gross margin from home sales of 23.6% vs. 18.6%

•	Homebuilding SG&A rate from home sales of 17.6% vs. 15.6%* (2009 third quarter excludes $1.5 million of restructuring charges)

•	SG&A expenses down $7.4 million from 2009 third quarter

•	Net new orders (excluding joint ventures) down 38% to 555 homes on a 2% decline in average community count (down 23% from 719 homes in the 2010 second quarter)

•	Backlog value (excluding joint ventures) down 35% to $214.2 million vs. $329.7 million

•	605 homes in backlog, down 39% from 995 homes

•	Cash outflows from operating activities of $67 million vs. cash inflows of $113 million

•	$91.3 million of cash land purchases in 2010 vs. $21.6 million in 2009

•	Homebuilding cash balance of $546 million vs. $807 million

Ken Campbell, the Company’s President and CEO commented, “I am pleased to announce our second consecutive quarter of profitability in an extremely challenging housing market. Our ability to generate a profit at a delivery rate of 1.5 homes per community per month bodes well for us when the housing market returns to any level of normalcy. Consistent with our strategy, our gross margins have also held steady and our average sales price is up meaningfully over the prior year period.” Mr. Campbell continued, “Unfortunately it appears that the nation’s economic recovery may take longer than many anticipated. We will continue to manage through this downturn with a focus on rebuilding our land portfolio, while keeping an eye on maintaining the proper balance between new investment and liquidity.”

The Company generated net income of $4.5 million, or $0.02 per diluted share, for the 2010 third quarter compared to a net loss of $23.8 million, or $0.10 per diluted share, for the year earlier period. The primary drivers of the improved operating performance for the 2010 third quarter were higher gross margins, higher average sales prices, lower asset impairments and lower overhead costs. The 2009 third quarter results included $7.7 million of inventory impairment charges related to land sales, an $8.8 million charge related to the early extinguishment of debt and $1.3 million of restructuring charges. The 2010 third quarter included a $1.0 million charge related to the early extinguishment of debt and did not include any inventory impairments. Excluding the loss on the early extinguishment of debt, the Company generated net income of $5.5 million*, or $0.02* per diluted share, for the 2010 third quarter.

Homebuilding revenues for the 2010 third quarter were $207.5 million, down 37% from $327.4 million for the 2009 third quarter. The decrease in homebuilding revenues was driven primarily by a 33% decline in new home deliveries, offset in part by a 14% increase in consolidated average home price to $345,000 as compared to the 2009 third quarter. The increase in average home price was largely due to the delivery of more higher priced homes in Southern California and a reduction in deliveries in Florida as compared to the 2009 third quarter.

Gross margin from home sales for the 2010 third quarter was 23.6% versus 18.6% for the year earlier period. The 500 basis point improvement in the 2010 third quarter gross margin from home sales was driven primarily by lower direct construction costs and higher margins in substantially all of our markets, and price increases in Southern California. Excluding previously capitalized interest costs, gross margin from home sales for the 2010 third quarter was 29.7%* versus 24.3%* for the 2009 third quarter.

The Company’s 2010 third quarter SG&A expenses (including Corporate G&A) were $36.3 million compared to $43.7 million for the 2009 third quarter, which included noncash stock-based compensation charges of $3.1 million and $1.7 million, respectively. The Company’s 2010 third quarter SG&A rate from home sales was 17.6% versus an adjusted rate of 15.6%* for the 2009 third quarter (2009 third quarter excludes $1.5 million in restructuring charges). The increase in the Company’s SG&A rate was primarily the result of a 23% decrease in revenues from home sales.

The Company’s 2010 third quarter income tax provision was $2.1 million, which was fully offset by a noncash reversal of its deferred tax asset valuation allowance for the same amount. In addition, during the three and nine months ended September 30, 2010, the Company recorded a noncash reduction of its deferred tax asset of $4.8 million and $14.1 million, respectively, and a corresponding noncash reduction of its deferred tax asset valuation allowance related to built-in losses realized during these periods that were in excess of the Section 382 annual limitation. As of September 30, 2010, the Company had a $516.1 million deferred tax asset valuation allowance.

The Company used $67.4 million of cash flows from operating activities for the 2010 third quarter versus generating $112.6 million of cash flows from operating activities in the year earlier period. The decline in cash flows from operations as compared to the 2009 third quarter was driven primarily by a $69.7 million increase in cash land purchases in the 2010 third quarter and a $119.9 million decrease in homebuilding revenues (including a $56.6 million decrease in land sale revenues). Cash flow from operations for the three months ended September 30, 2010 and 2009 included $91.3 million and $21.6 million, respectively, of cash land purchases. Excluding cash land purchases and land sales, cash flow from operating activities for the 2010 third quarter was $22.9 million* versus $77.9 million* in the year earlier period.

Net new orders (excluding joint ventures) for the 2010 third quarter decreased 38% from the 2009 third quarter to 555 homes on a 2% decline in the number of average active selling communities from 134 to 131. The Company’s monthly sales absorption rate for the 2010 third quarter was 1.4 per community compared to 2.2 per community for the 2009 third quarter. The Company’s cancellation rate for the 2010 third quarter was 19% versus 15% for both the 2009 third quarter and the 2010 second quarter. The total number of sales cancellations for the 2010 third quarter was 132, of which 82 cancellations related to homes in the Company’s 2010 third quarter beginning backlog and 50 related to orders generated during the quarter.

The dollar value of the Company’s backlog (excluding joint ventures) decreased 35% to $214.2 million, or 605 homes, compared to $329.7 million, or 995 homes, for the 2009 third quarter. The decrease in backlog value was driven primarily by a 38% decrease in net new orders, which was offset in part by a 7% increase in average home price in backlog from $331,000 to $354,000.

During the 2010 third quarter, the Company approved (but has not yet consummated) the purchase of $93 million of land, comprised of approximately 2,000 lots, 32% of which are finished, 43% partially developed and 25% raw. During the same period, the Company purchased approximately 1,800 lots valued at

$127 million ($91 million of which were cash purchases and $32 million were acquired through an investment in a joint venture). Approximately 73% of the $127 million in land purchases related to land located in California, with the balance spread throughout the Company’s other operations. For the nine months ended September 30, 2010, the Company purchased approximately 4,600 lots valued at $281 million.

Earnings Conference Call

A conference call to discuss the Company’s 2010 third quarter will be held at 12:00 p.m. Eastern time October 27, 2010. The call will be broadcast live over the Internet and can be accessed through the Company’s website at http://standardpacifichomes.com/ir. The call will also be accessible via telephone by dialing (888) 747-4660 (domestic) or (913) 312-1500 (international); Passcode: 3684458 The entire audio transmission with the synchronized slide presentation will be available on our website for replay within 2 to 3 hours following the live broadcast, and can be accessed by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international); Passcode: 3684458.

About Standard Pacific

Standard Pacific, one of the nation’s largest homebuilders, has built more than 110,000 homes during its 44-year history. The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers. Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado and Nevada. For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

This news release contains forward-looking statements. These statements include but are not limited to statements regarding new home orders, deliveries, backlog, average home price, revenue, strategy, profitability, cash flow, liquidity, gross margins, overhead expenses and other costs; the dollar value and timing of anticipated land purchases; the availability of land opportunities that meet our return threshold, and our ability to consummate these opportunities; and the future condition of the housing market. Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of the Company’s control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to: local and general economic and market conditions, including consumer confidence, employment rates, interest rates, the cost and availability of mortgage financing, and stock market, home and land valuations; the impact on economic conditions of terrorist attacks or the outbreak or escalation of armed conflict involving the United States; the cost and availability of suitable undeveloped land, building materials and labor; the cost and availability of construction financing and corporate debt and equity capital; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; the demand for and affordability of single-family homes; the supply of housing for sale; cancellations of purchase contracts by homebuyers; the cyclical and competitive nature of the Company’s business; governmental regulation, including the impact of “slow growth” or similar initiatives; delays in the land entitlement process, development, construction, or the opening of new home communities; adverse weather conditions and natural disasters; environmental matters; risks relating to the Company’s mortgage banking operations; future business decisions and the Company’s ability to successfully implement the Company’s operational and other strategies; litigation and warranty claims; and other risks discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2009 and subsequent Quarterly Reports on Form 10-Q. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements. The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:

John Stephens, SVP & CFO (949) 789-1641, jstephens@stanpac.com

*Please	see “Reconciliation of Non-GAAP Financial Measures” on page 8.

###

(Note: Tables Follow)

KEY STATISTICS AND FINANCIAL DATA1

	As of or For the Three Months Ended
	September 30, 2010	September 30, 2009	Percentage or % Change	June 30, 2010	Percentage or % Change
	(Dollars in thousands, except average selling price)
Operating Data
Deliveries	599	893	(33%)	891	(33%)
Average selling price	$345,000	$302,000	14%	$355,000	(3%)
Homebuilding revenues	$207,466	$327,411	(37%)	$317,159	(35%)
Gross margin %	23.5%	13.0%	10.5%	20.9%	2.6%
Gross margin % from home sales (excluding impairments)*	23.6%	18.6%	5.0%	20.9%	2.7%
Gross margin % from home sales (excluding impairments and interest amortized to cost of home sales)*	29.7%	24.3%	5.4%	27.5%	2.2%
Impairments and write-offs	$—	$7,814	(100%)	$—	—
Restructuring charges (excluding debt refinance)	$—	$1,315	(100%)	$—	—
SG&A %	17.5%	13.3%	4.2%	13.7%	3.8%
SG&A % (excluding restructuring charges and land sales)*	17.6%	15.6%	2.0%	13.7%	3.9%

Net new orders	555	893	(38%)	719	(23%)
Average active selling communities	131	134	(2%)	127	3%
Monthly sales absorption rate per community	1.4	2.2	(36%)	1.9	(26%)
Cancellation rate	19%	15%	4%	15%	4%
Cancellations from beginning backlog	82	92	(11%)	76	8%
Cancellations from current quarter sales	50	71	(30%)	54	(7%)
Backlog (homes)	605	995	(39%)	649	(7%)
Backlog (dollar value)	$214,237	$329,661	(35%)	$237,708	(10%)

Cash flows (uses) from operating activities	$(67,414)	$112,572	(160%)	$5,349	(1360%)
Cash flows (uses) from investing activities	$(35,995)	$(9,241)	290%	$(1,451)	2381%
Cash flows (uses) from financing activities	$(61,447)	$(147,732)	(58%)	$114,028	(154%)
Land purchases (incl. seller financing and excl. JV investments)	$94,672	$21,595	338%	$103,278	(8%)
Land sale proceeds	$940	$56,273	(98%)	$447	110%
Adjusted Homebuilding EBITDA*	$29,701	$31,749	(6%)	$51,104	(42%)
Adjusted Homebuilding EBITDA Margin %*	14.3%	9.7%	4.6%	16.1%	(1.8%)
Homebuilding interest incurred	$28,070	$26,218	7%	$27,730	1%
Homebuilding interest capitalized to inventories owned	$17,126	$12,836	33%	$16,515	4%
Homebuilding interest capitalized to investments in JVs	$687	$749	(8%)	$736	(7%)
Interest amortized to cost of sales (incl. cost of land sales)	$12,546	$23,048	(46%)	$21,325	(41%)

	As of
	September 30, 2010	June 30, 2010	Percentage or % Change	December 31, 2009	Percentage or % Change
	(Dollars in thousands, except per share amounts)
Balance Sheet Data
Homebuilding cash (including restricted cash)	$546,096	$710,385	(23%)	$602,222	(9%)
Inventories owned	$1,151,599	$1,057,238	9%	$986,322	17%
Building sites owned or controlled	23,250	21,853	6%	19,191	21%
Homes under construction	886	1,003	(12%)	934	(5%)
Completed specs	391	293	33%	282	39%
Deferred tax asset valuation allowance	$516,133	$523,041	(1%)	$534,596	(3%)
Homebuilding debt	$1,216,786	$1,239,623	(2%)	$1,156,726	5%
Joint venture recourse debt	$7,819	$34,636	(77%)	$38,835	(80%)
Stockholders’ equity	$453,475	$447,710	1%	$435,798	4%
Stockholders’ equity per share (including if-converted preferred stock)*	$1.81	$1.78	2%	$1.75	3%
Total debt to book capitalization*	73.4%	74.5%	(1.1%)	73.4%	0.0%
Adjusted net homebuilding debt to total adjusted book capitalization*	59.7%	54.2%	5.5%	56.0%	3.7%

[1]	All statistical numbers exclude unconsolidated joint ventures and discontinued operations unless noted otherwise.
*	Please see “Reconciliation of Non-GAAP Financial Measures” beginning on page 8.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$206,516	$269,873	$698,138	$760,312
Land sale revenues	950	57,538	1,856	66,306

Total revenues	207,466	327,411	699,994	826,618

Cost of home sales	(157,677)	(219,641)	(543,400)	(661,211)
Cost of land sales	(954)	(65,147)	(1,628)	(75,578)

Total cost of sales	(158,631)	(284,788)	(545,028)	(736,789)

Gross margin	48,835	42,623	154,966	89,829

Gross margin %	23.5%	13.0%	22.1%	10.9%

Selling, general and administrative expenses	(36,339)	(43,695)	(112,504)	(142,100)
Income (loss) from unconsolidated joint ventures	1,801	(1,960)	1,141	(4,449)
Interest expense	(10,257)	(12,633)	(32,721)	(35,409)
Loss on early extinguishment of debt	(999)	(8,824)	(6,189)	(3,457)
Other income (expense)	1,035	(305)	4,277	(1,309)

Homebuilding pretax income (loss)	4,076	(24,794)	8,970	(96,895)

Financial Services:

Revenues	3,430	3,762	9,711	10,095
Expenses	(2,721)	(2,753)	(8,026)	(9,009)
Income from unconsolidated joint ventures	—	—	—	119
Other income	30	19	111	108

Financial services pretax income	739	1,028	1,796	1,313

Income (loss) from continuing operations before income taxes	4,815	(23,766)	10,766	(95,582)
Provision for income taxes	(272)	(33)	(633)	(298)

Income (loss) from continuing operations	4,543	(23,799)	10,133	(95,880)
Loss from discontinued operations, net of income taxes	—	(45)	—	(569)

Net income (loss)	4,543	(23,844)	10,133	(96,449)
Less: Net (income) loss allocated to preferred stockholder	(2,676)	14,500	(5,982)	59,022

Net income (loss) available to common stockholders	$1,867	$(9,344)	$4,151	$(37,427)

Basic income (loss) per common share:
Continuing operations	$0.02	$(0.10)	$0.04	$(0.40)
Discontinued operations	—	—	—	—

Basic income (loss) per common share	$0.02	$(0.10)	$0.04	$(0.40)

Diluted income (loss) per common share:
Continuing operations	$0.02	$(0.10)	$0.04	$(0.40)
Discontinued operations	—	—	—	—

Diluted income (loss) per common share	$0.02	$(0.10)	$0.04	$(0.40)

Weighted average common shares outstanding:
Basic	103,100,974	95,250,351	102,582,491	93,731,253
Diluted	106,137,371	95,250,351	111,005,597	93,731,253

Weighted average additional common shares outstanding if preferred shares converted to common shares	147,812,786	147,812,786	147,812,786	147,812,786

REGIONAL OPERATING DATA

	Three Months Ended September 30,				Nine Months Ended September 30,
	2010		2009		2010		2009
	Homes	Avg. Selling Price	Homes	Avg. Selling Price	Homes	Avg. Selling Price	Homes	Avg. Selling Price
New homes delivered:
California	234	$508,000	347	$442,000	826	$502,000	948	$429,000
Arizona	45	214,000	75	202,000	154	204,000	209	210,000
Texas	95	291,000	82	269,000	286	294,000	328	279,000
Colorado	28	302,000	37	312,000	93	296,000	113	305,000
Nevada	6	208,000	5	226,000	15	201,000	13	226,000
Florida	103	196,000	235	181,000	347	192,000	603	189,000
Carolinas	88	230,000	112	216,000	306	231,000	308	218,000

Consolidated total	599	345,000	893	302,000	2,027	344,000	2,522	301,000
Unconsolidated joint ventures	12	456,000	15	548,000	40	467,000	92	524,000
Discontinued operations	—	—	1	130,000	—	—	4	201,000

Total (including joint ventures)	611	$347,000	909	$306,000	2,067	$347,000	2,618	$309,000

	Three Months Ended September 30,				Nine Months Ended September 30,
	2010		2009		2010		2009
	Homes	Avg. Selling Communities	Homes	Avg. Selling Communities	Homes	Avg. Selling Communities	Homes	Avg. Selling Communities
Net new orders:
California	223	46	377	49	824	45	1,139	52
Arizona	39	10	79	7	145	9	235	9
Texas	76	16	96	19	277	17	335	19
Colorado	26	4	34	6	77	5	95	6
Nevada	11	1	2	2	26	1	10	2
Florida	98	28	189	28	356	26	617	33
Carolinas	82	26	116	23	328	25	365	24

Consolidated total	555	131	893	134	2,033	128	2,796	145
Unconsolidated joint ventures	10	3	28	5	38	3	167	8
Discontinued operations	—	—	1	—	—	—	3	—

Total (including joint ventures)	565	134	922	139	2,071	131	2,966	153

	At September 30,
	2010		2009
Backlog ($ in thousands):	Homes	Value	Homes	Value
California	245	$123,083	424	$190,185
Arizona	38	8,184	102	21,815
Texas	100	30,907	137	42,849
Colorado	38	11,412	60	18,022
Nevada	11	2,220	1	213
Florida	87	18,291	161	31,457
Carolinas	86	20,140	110	25,120

Consolidated total	605	214,237	995	329,661
Unconsolidated joint ventures	7	3,148	22	10,722

Total (including joint ventures)	612	$217,385	1,017	$340,383

	At September 30,
	2010	2009
Building sites owned or controlled:
California	9,646	7,740
Arizona	1,982	1,925
Texas	2,448	1,676
Colorado	392	261
Nevada	1,203	1,906
Florida	5,001	4,856
Carolinas	2,578	1,656

Total (including joint ventures)	23,250	20,020

Building sites owned	17,468	15,516
Building sites optioned or subject to contract	4,320	2,543
Joint venture lots	1,462	1,961

Total (including joint ventures)	23,250	20,020

Building sites owned:
Raw lots	5,080	3,792
Lots under development	3,469	2,537
Finished lots	7,189	7,142
Under construction or completed homes	1,730	2,045

Total	17,468	15,516

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2010	December 31, 2009
	(Dollars in thousands)
	(Unaudited)
ASSETS
Homebuilding:
Cash and equivalents	$529,113	$587,152
Restricted cash	16,983	15,070
Trade and other receivables	13,673	12,676
Inventories:
Owned	1,151,599	986,322
Not owned	17,278	11,770
Investments in unconsolidated joint ventures	79,481	40,415
Deferred income taxes, net	10,791	9,431
Other assets	29,537	131,086

	1,848,455	1,793,922
Financial Services:
Cash and equivalents	10,215	8,407
Restricted cash	2,870	3,195
Mortgage loans held for sale, net	36,134	41,048
Mortgage loans held for investment, net	10,378	10,818
Other assets	3,528	3,621

	63,125	67,089

Total Assets	$1,911,580	$1,861,011

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable and accrued liabilities	$204,375	$222,550
Secured project debt and other notes payable	4,857	59,531
Senior notes payable	1,109,848	993,018
Senior subordinated notes payable	102,081	104,177

	1,421,161	1,379,276

Financial Services:
Accounts payable and other liabilities	1,342	1,436
Mortgage credit facilities	35,602	40,995

	36,944	42,431

Total Liabilities	1,458,105	1,421,707

Equity:
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; 450,829 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	5	5
Common stock, $0.01 par value; 600,000,000 shares authorized; 107,147,906 and 105,293,180 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	1,071	1,053
Additional paid-in capital	1,040,270	1,030,664
Accumulated deficit	(570,495)	(580,628)
Accumulated other comprehensive loss, net of tax	(17,376)	(15,296)

Total Stockholders’ Equity	453,475	435,798
Noncontrolling Interests	—	3,506

Total Equity	453,475	439,304

Total Liabilities and Equity	$1,911,580	$1,861,011

	September 30, 2010	December 31, 2009
	(Dollars in thousands)
	(Unaudited)
Inventories Owned:
Land and land under development	$741,607	$564,516
Homes completed and under construction	312,971	316,323
Model homes	97,021	105,483

Total inventories owned	$1,151,599	$986,322

Inventories Owned by Segment:
California	$720,696	$618,336
Southwest	209,576	196,279
Southeast	221,327	171,707

Total inventories owned	$1,151,599	$986,322

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Each of the below measures are not GAAP financial measures and other companies may calculate such non-GAAP measures differently. Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.

The table set forth below reconciles the Company’s net income to net income excluding the loss on early extinguishment of debt. We believe this measure is useful to management and investors as it provides perspective on the underlying operating performance of the business excluding this charge and provides comparability with the Company’s peer group. Net income excluding the loss on early extinguishment of debt for the three months ended September 30, 2010 is calculated as follows (dollars in thousands):

Net income	$4,543
Add: Loss on early extinguishment of debt	999

Net income, as adjusted	5,542
Less: Adjusted net income allocated to preferred stockholder	(3,265)

Adjusted net income available to common stockholders	$2,277

Diluted earnings per common share	$0.02

Weighted average diluted common shares outstanding	106,137,371

The table set forth below reconciles the Company’s homebuilding gross margin percentage to the gross margin percentage from home sales, excluding housing inventory impairment charges and interest amortized to cost of home sales. We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges and provide comparability with the Company’s peer group.

	Three Months Ended
	September 30, 2010	Gross Margin %	September 30, 2009	Gross Margin %	June 30, 2010	Gross Margin %
	(Dollars in thousands)
Homebuilding gross margin	$48,835	23.5%	$42,623	13.0%	$66,268	20.9%
Less: Land sale revenues	(950)		(57,538)		(450)
Add: Cost of land sales	954		65,147		421

Gross margin from home sales	48,839	23.6%	50,232	18.6%	66,239	20.9%
Add: Housing inventory impairment charges	—		—		—

Gross margin from home sales, excluding impairment charges	48,839	23.6%	50,232	18.6%	66,239	20.9%
Add: Capitalized interest included in cost of home sales	12,546	6.1%	15,383	5.7%	20,943	6.6%

Gross margin from home sales, excluding impairment charges and interest amortized to cost of home sales	$61,385	29.7%	$65,615	24.3%	$87,182	27.5%

The table set forth below reconciles the Company’s SG&A expenses to SG&A expenses excluding restructuring charges. We believe these measures are useful to management and investors as they provide perspective on the underlying operating performance of the business excluding these charges.

	Three Months Ended
	September 30, 2010	September 30, 2009	June 30, 2010
	(Dollars in thousands)
Selling, general and administrative expenses	$36,339	$43,695	$43,413
Less: Restructuring charges	—	(1,495)	—

Selling, general and administrative expenses, excluding restructuring charges	$36,339	$42,200	$43,413

SG&A % from home sales, excluding restructuring charges	17.6%	15.6%	13.7%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below reconciles the Company’s cash flows from operations to cash flows from operations excluding land purchases and proceeds from land sales. We believe this measure is useful to management and investors to provide perspective on underlying cash flow generation excluding swings related to the timing of land purchases and land sales.

	Three Months Ended
	September 30, 2010	September 30, 2009	June 30, 2010
	(Dollars in thousands)
Cash flows from (used in) operations	$(67,414)	$112,572	$5,349
Add: Cash land purchases	91,272	21,595	79,364
Less: Land sale proceeds	(940)	(56,273)	(447)

Cash flows from operations (excluding land purchases and land sales)	$22,918	$77,894	$84,266

The table set forth below reconciles the Company’s total consolidated debt to adjusted net homebuilding debt and provides the Company’s total debt to book capitalization and adjusted net homebuilding debt to total adjusted book capitalization ratios. We believe that the adjusted net homebuilding debt to total adjusted book capitalization ratio is useful to management and investors as a measure of the Company’s ability to obtain financing. For purposes of the ratio of adjusted net homebuilding debt to total adjusted book capitalization, total adjusted book capitalization is adjusted net homebuilding debt plus stockholders’ equity. Adjusted net homebuilding debt excludes indebtedness included in liabilities from inventories not owned, indebtedness of the Company’s financial services subsidiary and additionally reflects the offset of cash and equivalents.

	September 30, 2010	June 30, 2010	December 31, 2009	September 30, 2009
	(Dollars in thousands)
Total consolidated debt	$1,252,388	$1,304,749	$1,199,621	$1,490,134
Less:
Indebtedness included in liabilities from inventories not owned	—	—	(1,900)	—
Financial services indebtedness	(35,602)	(65,126)	(40,995)	(38,798)
Homebuilding cash	(546,096)	(710,385)	(602,222)	(806,766)

Adjusted net homebuilding debt	670,690	529,238	554,504	644,570
Stockholders’ equity	453,475	447,710	435,798	349,591

Total adjusted book capitalization	$1,124,165	$976,948	$990,302	$994,161

Total debt to book capitalization	73.4%	74.5%	73.4%	81.0%

Adjusted net homebuilding debt to total adjusted book capitalization ratio	59.7%	54.2%	56.0%	64.8%

The table set forth below calculates pro forma stockholders’ equity per common share. The pro forma common shares outstanding include the if-converted Series B Preferred Stock. In addition, this calculation excludes 3.9 million shares issued under a share lending agreement related to the Company’s 6% Convertible Senior Subordinated Notes issued on September 28, 2007. The Company believes that the pro forma stockholders’ equity per common share information is useful to management and investors as a measure to determine the book value per common share after giving effect of the issuance of preferred shares assuming full conversion to common stock and excluding shares outstanding under the share lending agreement. The following table reconciles actual common shares outstanding to pro forma common shares outstanding used to calculate pro forma stockholders’ equity per share:

	September 30, 2010		June 30, 2010		March 31, 2010		December 31, 2009
Actual common shares outstanding		107,147,906		106,957,421		106,165,483		105,293,180
Add: Conversion of preferred shares to common shares		147,812,786		147,812,786		147,812,786		147,812,786
Less: Common shares outstanding under share lending facility		(3,919,904)		(3,919,904)		(3,919,904)		(3,919,904)

Pro forma common shares outstanding		251,040,788		250,850,303		250,058,365		249,186,062

Stockholders’ equity (actual amounts rounded to nearest thousand)		$453,475,000		$447,710,000		$434,568,000		$435,798,000
Divided by pro forma common shares outstanding	÷	251,040,788	÷	250,850,303	÷	250,058,365	÷	249,186,062

Pro forma stockholders’ equity per common share		$1.81		$1.78		$1.74		$1.75

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Continued)

The table set forth below calculates EBITDA and Adjusted Homebuilding EBITDA. Adjusted Homebuilding EBITDA means net income (loss) (plus cash distributions of income from unconsolidated joint ventures) before (a) income taxes, (b) homebuilding interest expense (c) expensing of previously capitalized interest included in cost of sales, (d) impairment charges, (e) (gain) loss on early extinguishment of debt (f) homebuilding depreciation and amortization, (g) amortization of stock-based compensation, (h) income (loss) from unconsolidated joint ventures and (i) income (loss) from financial services subsidiary. Other companies may calculate Adjusted Homebuilding EBITDA (or similarly titled measures) differently. We believe Adjusted Homebuilding EBITDA information is useful to management and investors as one measure of the Company’s ability to service debt and obtain financing. Adjusted Homebuilding EBITDA is a non-GAAP financial measure and due to the significance of the GAAP components excluded, should not be considered in isolation or as an alternative to net income, cash flow from operations or any other operating or liquidity performance measure prescribed by GAAP.

	Three Months Ended			LTM Ended September 30,
	September 30, 2010	September 30, 2009	June 30, 2010	2010	2009
	(Dollars in thousands)
Net income (loss)	$4,543	$(23,844)	$10,661	$92,796	$(494,292)
Provision (benefit) for income taxes	272	—	272	(95,930)	(47,678)
Homebuilding interest amortized to cost of sales and interest expense	22,803	35,681	31,804	117,692	129,526
Homebuilding depreciation and amortization	479	672	539	2,201	3,356
Amortization of stock-based compensation	3,115	1,651	3,519	14,203	8,037

EBITDA	31,212	14,160	46,795	130,962	(401,051)
Add:
Cash distributions of income from unconsolidated joint ventures	—	—	—	3,139	1,530
Impairment charges	—	7,814	—	11,192	472,734
(Gain) loss on early extinguishment of debt	999	8,824	5,190	9,663	7,813
Less:
Income (loss) from unconsolidated joint ventures	1,801	(1,960)	(226)	874	(25,542)
Income (loss) from financial services subsidiary	709	1,009	1,107	1,927	1,180

Adjusted Homebuilding EBITDA	$29,701	$31,749	$51,104	$152,155	$105,388

Homebuilding revenues	$207,466	$327,411	$317,159	$1,039,773	$1,203,017

Adjusted Homebuilding EBITDA Margin %	14.3%	9.7%	16.1%	14.6%	8.8%

The table set forth below reconciles net cash provided by (used in) operating activities, from continuing and discontinued operations, calculated and presented in accordance with GAAP, to Adjusted Homebuilding EBITDA:

	Three Months Ended			LTM Ended September 30,
	September 30, 2010	September 30, 2009	June 30, 2010	2010	2009
	(Dollars in thousands)
Net cash provided by (used in) operating activities	$(67,414)	$112,572	$5,349	$81,170	$375,353
Add:
Provision (benefit) for income taxes	272	—	272	(95,930)	(47,678)
Deferred tax valuation allowance	6,908	(9,278)	13,603	107,250	(162,280)
Homebuilding interest amortized to cost of sales and interest expense	22,803	35,681	31,804	117,692	129,526
Excess tax benefits from share-based payment arrangements	—	—	—	324	—
Less:
Income (loss) from financial services subsidiary	709	1,009	1,107	1,927	1,180
Depreciation and amortization from financial services subsidiary	280	169	153	753	700
(Gain) loss on disposal of property and equipment	1	1	—	1,237	3,230
Net changes in operating assets and liabilities:
Trade and other receivables	(579)	(2,191)	(6,518)	(3,993)	(15,287)
Mortgage loans held for sale	(31,621)	(16,071)	34,319	(7,548)	(20,039)
Inventories-owned	83,309	(103,969)	(3,715)	35,883	(303,581)
Inventories-not owned	6,520	324	6,488	25,413	(5,715)
Deferred income taxes	(7,180)	9,277	(13,875)	(11,320)	169,218
Other assets	596	1,997	(1,030)	(110,433)	(91,100)
Accounts payable and accrued liabilities	17,077	4,586	(14,333)	17,564	82,081

Adjusted Homebuilding EBITDA	$29,701	$31,749	$51,104	$152,155	$105,388